Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2008 Stock Option Plan, as Amended Effective as of June 19, 2012, of Response Biomedical Corp. of our report dated March 29, 2012, with respect to the consolidated financial statements of Response Biomedical Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 2011, filed with the Securities and Exchange Commission.

Vancouver, Canada August 20, 2012	/s/ Ernst and Young LLP Chartered Accountants